UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022 (October 13, 2022)

Innovative International Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40964	98-1630742
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24681 La Plaza Ste 300 Dana Point, CA	92629
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 907-0597

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	IOACU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share, included as part of the Units	IOAC	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	IOACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Shareholders of Innovative International Acquisition Corp. and other interested parties are urged to read the Merger Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below have the meanings given to them in the Merger Agreement.

General Terms and Effects; Merger Consideration

On October 13, 2022, Innovative International Acquisition Corp., a Cayman Islands exempted company (“Innovative”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Zoomcar, Inc., a Delaware corporation (“Zoomcar”), Innovative International Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Innovative (“Merger Sub”), and Greg Moran, in the capacity as the representative of the Zoomcar stockholders (in such capacity, the “Seller Representative”) from and after the closing (the “Closing”) of the transactions (collectively, the “Transaction”) contemplated by the Merger Agreement.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, Innovative will continue out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”) and (ii) at the Closing of the Transaction, and following the Domestication, Merger Sub will merge with and into Zoomcar (the “Merger”), with Zoomcar continuing as the surviving entity and wholly-owned subsidiary of Innovative, and with each Zoomcar stockholder receiving shares of Innovative common stock at the Closing (as further described below). Concurrent with the signing of the Merger Agreement, Ananda Small Business Trust, a Nevada Trust (“Ananda Trust”), an affiliate of Innovative International Sponsor I LLC (the “Sponsor”), invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust (the “Ananda Trust Note”), Zoomcar’s repayment obligation under which will be offset against the obligations of Ananda Trust under the subscription agreement entered into by Ananda Trust and Innovative concurrent with the Ananda Trust Investment.

As consideration for the Merger, Zoomcar security holders collectively shall be entitled to receive from Innovative, in the aggregate, a number of Innovative securities with an aggregate value equal to (w) $350,000,000 plus (x) the sum of the aggregate exercise prices of all vested Zoomcar options and all Zoomcar warrants outstanding as of the effective time of the Merger (the “Effective Time”), plus (y) the aggregate amount of a Zoomcar private debt or equity financing of up to $40,000,000, if and to the extent consummated prior to Closing in accordance with the terms of the Merger Agreement (but without giving effect to a discount, if any, of the private financing conversion ratio relative to the per share offset ratio for the Ananda Trust Investment) minus (z) the amount of Zoomcar’s net debt at Closing (the “Merger Consideration”), with each Zoomcar stockholder receiving for each share of Zoomcar common stock held (after giving effect to the exchange of the Zoomcar preferred stock to Zoomcar common stock), a number of shares of Innovative common stock equal to (i) the quotient of the Merger Consideration divided by the number of then-outstanding shares of Zoomcar on a fully diluted as converted to common stock basis (including Zoomcar India Shares, as defined below), divided by (ii) $10.00 (the “Conversion Ratio”) (the total portion of the Merger Consideration amount payable to all Zoomcar stockholders (the “Zoomcar Stockholders”) in respect of shares of Zoomcar common stock, but excluding Merger Consideration payable in respect of Zoomcar options and warrants, the “Stockholder Merger Consideration”). At Closing, each outstanding Zoomcar option shall, without any further action on the part of the holder thereof, be assumed by Innovative and automatically converted into the right to receive an option to acquire shares of Innovative. Each outstanding and unexercised Zoomcar warrant shall automatically, without any action on the part of the holder thereof, be assumed by Innovative and converted into a warrant to purchase that number of shares of Innovative common stock equal to the product of (x) the number of shares of Zoomcar stock subject to such Zoomcar warrant multiplied by (y) the Conversion Ratio. For purposes of determining consideration issuable to Zoomcar security holders under the Merger Agreement, holders of equity interests (“Zoomcar India Shares”) in Zoomcar India Private Limited (“Zoomar India”), a majority-owned subsidiary of Zoomcar, shall be treated as Zoomcar Stockholders, subject in each case, to applicable withholding and other requirements; provided, that, at the Closing, shares of Stockholder Merger Consideration otherwise distributable to holders of Zoomcar India Shares shall be deposited into an escrow account (the “Zoomcar India Escrow Account”) for distribution to holders of Zoomcar India Shares upon completion of applicable legal and contractual requirements, in each case as set forth in the Merger Agreement.

As additional consideration for the acquisition of Zoomcar securities, at or prior to the Closing, 20,000,000 shares of Innovative common stock (the “Earnout Shares”) will be deposited by Innovative into an escrow account to be established prior to the Closing pursuant to a mutually agreeable escrow agreement (the “Escrow Agreement”), to be released from escrow and distributed to the Zoomcar Stockholders, together with any dividends, distributions or other income earned thereon, upon the achievement during a five-year post-Closing period (the “Earnout Period”) of certain trading-price based share targets. During the Earnout Period, in the event the VWAP trading price of Innovative common stock reaches $15.00 per share for a period of 20 out of 30 consecutive trading days (the “Tier I Share Price Target”), the Zoomcar Stockholders shall be entitled to receive 50% of the Earnout Shares. In the event the VWAP trading price of Innovative common stock reaches $20.00 per share for a period of 20 out of 30 consecutive trading days (the “Tier II Share Price Target”), the Zoomcar Stockholders shall be entitled to receive the remaining Earnout Shares. The Earnout Shares, or 50% of the Earnout Shares, as applicable, shall also be distributed to the Zoomcar Stockholders upon the occurrence, during the five-year post-Closing earnout period, of a change of control of Innovative with an implied consideration per share equal or greater to the Tier I Share Price Target or the Tier II Share Price Target, respectively.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by each of Innovative, Merger Sub and Zoomcar as of the date of the Merger Agreement or other specified dates. Certain of the representations and warranties are qualified by materiality or Material Adverse Effect (as hereinafter defined), as well as information provided in the disclosure schedules to the Merger Agreement. As used in the Merger Agreement, “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (i) the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (ii) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents relating to the Merger Agreement to which such person or entity is a party or bound or to perform the obligations of such person or entity thereunder, in each case, subject to certain customary exceptions.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including those relating to: (i) the provision of access to their properties, books and personnel; (ii) the operation of their respective businesses in the ordinary course of business; (iii) the provision of financial statements by Zoomcar to Innovative; (iv) Innovative’s public filings; (v) no insider trading; (vi) notifications of certain breaches, consent requirements or other matters; (vii) efforts to consummate the Closing; (viii) tax matters; (ix) further assurances; (x) public announcements; and (xi) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative transaction or any requests for non-public information relating to such transaction, and to keep the other party informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, Innovative will use best efforts to enter into written agreements with third party investors for aggregate proceeds of at least $50,000,000 from investors to be reasonably approved by Zoomcar (the “Financing Agreements”). The Merger Agreement also contains certain customary post-Closing covenants regarding (a) maintenance of books and records; (b) indemnification of directors and officers and the purchase of tail directors’ and officers’ liability insurance; and (c) use of trust account proceeds.

In addition, Zoomcar agreed to call a meeting of its stockholders or otherwise solicit written consents in order to obtain its required stockholder approvals in the manner required under its organizational documents and applicable law for, among other things, the adoption and approval of the Merger Agreement, ancillary documents and the Transaction, and agreed to enforce the Stockholder Support Agreements (as defined and described below) in connection therewith.

The parties made customary covenants regarding the registration statement on Form S-4 to be filed by Innovative (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the common stock of Innovative upon Domestication and the shares of Innovative common stock to be issued as Merger Consideration under the Merger Agreement. The Registration Statement also will contain the Innovative proxy statement to solicit proxies from Innovative’s shareholders to approve, among other things, (i) the Merger Agreement and the Transaction, including the Merger (including, to the extent required, the issuance of shares of Innovative common stock in connection with any Financing Agreement, the Ananda Trust Investment or any other transaction contemplated within the Merger Agreement); (ii) the Domestication; (iii) changing the name of Innovative and adopting new Innovative organizational documents; (iv) the adoption of a new equity incentive plan and issuing certain Innovative restricted securities thereunder; and (v) the appointment of the post-Closing board of directors.

The parties agreed that the post-Closing board of directors will consist of seven directors, consisting of two directors designated prior to the Closing by Innovative, both of whom will be considered independent under the requirements of the Nasdaq Stock Market (“Nasdaq”), three directors designated prior to the Closing by Zoomcar, and two additional independent directors (under Nasdaq requirements) chosen by Zoomcar prior to Closing, such designees reasonably acceptable to Innovative; provided, however, that the composition of the post-Closing board of directors will consist of three classes, with each director serving a three-year term after its initial staggered post-Closing term, with the directors designated by Innovative serving in the second class. The parties further agreed to take all action necessary, including causing the executive officers of Innovative to resign, so that the individuals serving as the officers of Innovative immediately after the Closing will be the same individuals (in the same office) as that of Zoomcar immediately prior to the Closing (unless, at its sole discretion, Zoomcar desires to appoint another qualified person to any such role, in which case, such other person identified by Zoomcar shall serve in such role).

Prior to the Closing, (i) Zoomcar and certain mutually agreeable persons will enter into employment agreements (the “Key Employee Employment Agreements”), in each case effective as of the Closing, in form and substance reasonably acceptable to Zoomcar and Innovative, (ii) Innovative and certain Zoomcar stockholders who will be affiliates of Innovative after the Closing will enter into a mutually agreeable form of registration rights agreement (the “A&R Registration Rights Agreement”), and (iii) Innovative, the Sponsor, and the other parties thereto will amend their original registration rights agreement (the “Original RRA”) to make the registration rights thereunder generally pari passu with the registration rights of the Zoomcar stockholders who are party to the Registration Rights Agreement.

Conditions to Closing

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of Innovative and Zoomcar; (ii) approvals of any required governmental authorities and completion of any antitrust expiration periods; (iii) obtaining all consents required by any governmental authority or from third parties; (iv) no law or order preventing the Transaction; (v) the satisfaction of the $5,000,001 minimum net tangible asset test by Innovative; (vi) consummation of the Domestication; (vii) reconstitution of the post-Closing board of directors as contemplated under the Merger Agreement; and (viii) the Registration Statement having been declared effective by the SEC.

In addition, unless waived by Zoomcar, the obligations of Zoomcar to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Innovative of customary certificates and other Closing deliverables: (i) the representations and warranties of Innovative being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Innovative having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Innovative since the date of the Merger Agreement which is continuing and uncured; (iv) delivery of the Earnout Shares into the Escrow Account; (v) Innovative having, at the Closing, at least $50,000,000 in cash and cash equivalents, including funds remaining in the trust account (after giving effect to the completion and payment of any redemptions) and any proceeds from the financing transactions (excluding the Ananda Trust Investment and the Zoomcar private financing), after payment of Innovative’s and Zoomcar’s expenses and liabilities due at the Closing; (vi) approval of the Innovative common stock for listing on Nasdaq; (vii) execution of the Escrow Agreement; and (viii) the A&R Registration Rights Agreement duly executed by Innovative and the Original RRA parties.

Unless waived by Innovative, the obligations of Innovative and Merger Sub to consummate the Transaction are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Zoomcar of customary certificates and other Closing deliverables: (i) the representations and warranties of Zoomcar being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) Zoomcar having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to Zoomcar and its subsidiaries since the date of the Merger Agreement which is continuing and uncured; (iv) the Lock-Up Agreement being in full force and effect as of the Closing; (v) receipt of a certified copy of Zoomcar’s charter; (vi) execution of Key Employee Employment Agreements by each applicable employee; (vii) execution of the Escrow Agreement; (viii) the A&R Registration Rights Agreement duly executed by Zoomcar and the Original RRA parties; (ix) resignations of the directors and officers of Zoomcar as requested by Innovative; and (x) termination of certain contracts.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Innovative and Zoomcar; (ii) by either Innovative or Zoomcar if any of the conditions to Closing have not been satisfied or waived by January 29, 2023 (with such date being subject to an extension of a period reasonably determined by Innovative in the event Innovative obtains approval of its shareholders); (iii) by either Innovative or Zoomcar if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transaction, and such order or other action has become final and non-appealable; (iv) by either Innovative or Zoomcar in the event of the other party’s uncured breach, if such breach would result in the failure of a condition to Closing (and so long as the terminating party is not also in breach under the Merger Agreement); (v) by either Innovative or Zoomcar if the shareholders of Innovative do not approve the Merger Agreement and the Transaction at an extraordinary general shareholder meeting held by Innovative; and (vii) by Innovative if Zoomcar holds a special meeting of its shareholders to approve the Merger Agreement and the Transaction and such approval is not obtained or Zoomcar solicits the written consent of its stockholders and the 60th day following the first date on which a consent in response to such solicitation was delivered to Zoomcar has passed and the required Zoomcar stockholder approve was not obtained.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for actual fraud (as defined under Delaware corporate law) or for willful breach of the Merger Agreement prior to termination. The Merger Agreement does not provide for any termination fees.

Trust Account Waiver

Zoomcar and the Seller Representative each agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Innovative’s trust account held for Innovative’s public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

Special Committee

The board of directors of Innovative has established a special committee (the “Special Committee”), the favorable recommendation of which is required as a condition to the board of directors of the Innnovative approving the Transaction.The Special Committee has provided and not revoked or withdrawn its favorable recommendation to the board of directors of Innovative to approve and adopt the Merger Agreement and the Transaction. The approval of the Special Committee is required for any amendments or waivers of the Merger Agreement.

Seller Representative

Greg Moran is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the Zoomcar stockholders with respect to certain post-Closing matters under the Merger Agreement and ancillary documents.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware and the parties are subject to exclusive jurisdiction of the Delaware Court of Chancery.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed with this Current Report on Form 8-K in order to provide investors with information regarding its terms. It is not intended to provide any other factual information about Innovative, Zoomcar, Merger Sub or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Innovative’s public disclosures.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Merger Agreement (the “Ancillary Agreements”), but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Agreements, copies of each of which are attached hereto as exhibits. Stockholders and other interested parties are urged to read such Ancillary Agreements in their entirety.

Stockholder Support Agreement

On October 13, 2022, Zoomcar delivered to Innovative the Stockholder Support Agreements (the “Stockholder Support Agreements”) with certain stockholders of Zoomcar, pursuant to which, among other things, such stockholders have agreed, respectively, to support the approval and adoption of the Transaction. The Stockholder Support Agreements will terminate upon the earliest to occur of (a) the Closing, (b) the date of the termination of the Merger Agreement, and (c) the effective date of a written agreement of Innovative, Zoomcar, and the Zoomcar stockholders party thereto terminating such Stockholder Support Agreement (the “Expiration Time”). Such Zoomcar Stockholders also agreed, until the Expiration Time, to certain transfer restrictions.

A copy of the form of Stockholder Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Stockholder Support Agreements is qualified in its entirety by reference thereto.

Lock-Up Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, Innovative and certain Zoomcar stockholders entered into a Lock-Up Agreement (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, each Zoomcar stockholder holding 1% or more of the total number of issued and outstanding Zoomcar shares on a fully diluted, as converted to common stock basis will be subject to the restrictions described below from the Closing until the termination of applicable lock-up periods. Such Zoomcar stockholders agreed not to, without the prior written consent of the Zoomcar board and subject to certain exceptions, during the applicable lock-up period:

•           lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, any shares of domesticated Innovative common stock held by it immediately after the Closing or issued or issuable to it in connection with the Merger (including domesticated Innovative common stock acquired as part of the Financing Agreements or issued in exchange for, or on conversion or exercise of, any securities issued as part of the Financing Agreements), any shares of Innovative common stock issuable upon the exercise of options to purchase shares of common stock held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Innovative common stock held by it immediately after the Closing (the “Lock-Up Shares”);

•           enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or

•           publicly announce any intention to effect any transaction specified in the foregoing clauses.

Pursuant to the Lock-Up Agreement, Innovative and certain Zoomcar stockholders agreed to the foregoing transfer restrictions during the period beginning on the date of Closing and ending on the date that is the earlier of (i) six months after the Closing and (ii) subsequent to the Merger, (x) if the last sale price of Innovative common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; or (y) the date on which Innovative completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Innovative’s stockholders having the right to exchange their shares for cash, securities or other property.

A copy of the form of Lock-Up Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the form of Lock-Up Agreement is qualified in its entirety by reference thereto.

Sponsor Support Agreement

In connection with entering into the Merger Agreement, on October 13, 2022, the Sponsor, Innovative and Zoomcar entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, the Sponsor agreed to (i) vote all ordinary shares of Innovative held by Sponsor at any meeting of the shareholders of Innovative in favor of the approval and adoption of the Merger Agreement and the Transaction; and (ii) not to redeem or transfer any of the shares held by the Sponsor, or deposit into a voting trust or enter into a voting agreement in consistent with the Sponsor Support Agreement. In addition, the Sponsor agreed to take all actions necessary to fulfil the conditions required in order to extend the expiration of the Innovative charter by sixth months or such shorter period as shall be mutually agreed by Innovative, the Sponsor and Zoomcar. The Sponsor also agreed to waive the anti-dilution right associated with the shares held by Sponsor and Sponsor shall use its best efforts to cooperate with Innovative and Zoomcar in connection with obtaining the financing transactions.

A copy of the Sponsor Support Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Sponsor Support Agreement is qualified in its entirety by reference thereto.

Subscription Agreement

Simultaneously with the execution of the Merger Agreement, on October 13, 2022, Ananda Trust invested an aggregate of $10,000,000 in Zoomcar (the “Ananda Trust Investment”), in exchange for a convertible promissory note issued by Zoomcar to Ananda Trust (the “Ananda Trust Note”). Under the terms of the Ananda Trust Note, Zoomcar’s repayment obligation under the Ananda Trust Note will be offset against the obligations of Ananda Trust under a concurrently executed Subscription Agreement (the “Subscription Agreement”) entered into by Ananda Trust and Innovative to subscribe for 1,000,000 newly issued shares of Innovative at a purchase price of $10.00 per share. The Subscription Agreement includes registration rights obligations on the part of Innovative and is conditioned on the concurrent Closing and other customary closing conditions. Among other things, Ananda Trust will not have any right, title, interest or claim of any kind in or to any monies in Innovative's trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). In the event that the Transaction is not consummated, the Ananda Trust Note issued by Zoomcar in consideration of the Ananda Trust Investment will be exchanged for a Zoomcar convertible promissory note and the Subscription Agreement will terminate automatically.

Pursuant to the Subscription Agreement, Ananda Trust agreed to transfer restrictions during the period beginning on the date of Closing and ending on the date that is the earlier of (i) six months after the Closing and (ii) subsequent to the Merger, (x) if the last sale price of Innovative common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing; or (y) the date on which Innovative completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Innovative’s stockholders having the right to exchange their shares for cash, securities or other property.

A copy of the Subscription Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Subscription Agreement is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under the heading “Subscription Agreement” in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of Innovative common stock to be issued to Ananda Trust will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure

Furnished as Exhibit 99.1 hereto is an investor presentation, dated October 19, 2022, that will be used by the Zoomcar regarding the Transaction.

Furnished as Exhibit 99.2 hereto is a transcript of a webcast first posted on October 19, 2022 in connection with the Transaction.

On October 19, 2022, Innovative issued a press release announcing the $10,000,000 investment by Ananda Trust. A copy of the press release is furnished as Exhibit 99.3 hereto.

Exhibits 99.1, 99.2 and 99.3 are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

In connection with the Transaction, Innovative intends to file with the SEC the Registration Statement, which will include a proxy statement/prospectus. After the Registration Statement is declared effective, Innovative will send the proxy statement/prospectus and other relevant documents to its shareholders. This report is not a substitute for the proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ZOOMCAR, INNOVATIVE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The documents filed or that will be filed with the SEC relating to the Transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Innovative upon written request at Innovative International Acquisition Corp., 24681 La Plaza, Suite 300, Dana Point, CA 92629.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the Transaction and shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, Innovative, the Sponsor, Zoomcar, and their respective directors, officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the Transaction under the rules of the SEC. Information about Innovative’s directors and executive officers and their ownership of Innovative’s securities is set forth in filings with the SEC, including Innovative’s annual report on Form 10-K filed with the SEC on March 29, 2022 and subsequent quarterly reports filed with the SEC on form 10-Q. To the extent that holdings of Innovative’s securities have changed since the amounts included in Innovative’s most recent annual report, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants will also be included in the proxy statement/prospectus, when it becomes available. When available, these documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.

These forward-looking statements and factors that may cause actual results and the timing of events to differ materially from the anticipated results include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (2) the outcome of any legal proceedings that may be instituted against Innovative, Zoomcar, the combined company or others following the announcement of the Transaction and any definitive agreements with respect thereto; (3) the inability to complete the Transaction due to the failure to obtain approval of the shareholders of Innovative or stockholders of Zoomcar; (4) the inability of Zoomcar to satisfy other conditions to closing; (5) changes to the proposed structure of the Transaction that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Transaction; (6) the ability to meet stock exchange listing standards in connection with and following the consummation of the Transaction; (7) the risk that the Transaction disrupts current plans and operations of Zoomcar as a result of the announcement and consummation of the Transaction; (8) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain its reputation, grow its customer base, maintain relationships with customers and suppliers and retain its management and key employees; (9) the impact of the COVID-19 pandemic on the business of Zoomcar and the combined company (including the effects of the ongoing global supply chain shortage); (10) Zoomcar’s limited operating history and history of net losses; (11) Zoomcar’s customer concentration and reliance on a limited number of key technology providers and payment processors facilitating payments to and by Zoomcar’s customers; (12) costs related to the Transaction; (13) unfavorable interpretations of laws or regulations or changes in applicable laws or regulations; (14) the possibility that Zoomcar or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (15) Zoomcar’s estimates of expenses and profitability; (16) the evolution of the markets in which Zoomcar competes; (17) political instability associated with operating in current and future emerging markets Zoomcar has entered or may later enter; (18) risks associated with Zoomcar maintaining inadequate insurance to cover risks associated with business operations now or in the future; (19) the ability of Zoomcar to implement its strategic initiatives and continue to innovate its existing products; (20) the ability of Zoomcar to adhere to legal requirements with respect to the protection of personal data and privacy laws; (21) cybersecurity risks, data loss and other breaches of Zoomcar’s network security and the disclosure of personal information or the infringement upon Zoomcar’s intellectual property by unauthorized third parties; (22) risks associated with the performance or reliability of infrastructure upon which Zoomcar relies, including, but not limited to, internet and cellular phone services; (23) the risk of regulatory lawsuits or proceedings relating to Zoomcar’s products or services; (24) increased compliance risks associated with operating in multiple foreign jurisdictions at once, including regulatory and accounting compliance issues; (25) Zoomcar’s exposure to operations in emerging markets where improper business practices may be prevalent; and (26) Zoomcar’s ability to obtain additional capital when necessary.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above and other documents filed by Innovative from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. Forward-looking statements speak only as of the date they are made, and Innovative and Zoomcar disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Zoomcar’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of October 13, 2022, by and among Innovative International Acquisition Corp., Zoomcar, Inc., Innovative International Merger Sub, Inc., and Greg Moran, in the capacity as the Seller Representative thereunder.

10.1	Form of Stockholder Support Agreement

10.2	Form of Lock-Up Agreement

10.3	Sponsor Support Agreement, dated as of October 13, 2022, by and among Innovative International Acquisition Corp., Innovative International Sponsor I LLC and Zoomcar, Inc.

10.4	Subscription Agreement, dated as of October 13, 2022, by and between Innovative International Acquisition Corp. and Ananda Small Business Trust

99.1	Investor Presentation, dated October 19, 2022

99.2	Webcast Transcript

99.3	Press Release, dated October 19, 2022

* The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2022

INNOVATIVE ACQUISITION CORP.

By:	/s/ Mohan Ananda
Name: Mohan Ananda
Title: Chief Executive Officer